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                                  EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT


                      Name                         State of Incorporation
                      ----                         ----------------------

             JDN Development Company, Inc.                  Delaware
             JDN of Pennsylvania Realty
                 Corporation                                Delaware
             JDN Realty Corporation GP, Inc.                Delaware
             JDN Realty LP, Inc.                            Delaware
             JDN of Alabama Realty Corporation              Alabama
             JDN Development LP, Inc.                       Delaware
             WHF, Inc.                                      Georgia
             Dogwood Drive, L.L.C.                          Georgia
             JDN West Allis Associates Limited Partnership  Georgia
             JDN Realty Investment, L.P.                    Georgia
             JDN Development Investment, L.P.               Georgia
             JDN Real Estate Development, L.P.              Georgia
             JDN Realty AL, Inc.                            Alabama
             Black Cherry Limited Liability Company         Colorado